Exhibit 10.2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This Second Amended and Restated Security Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) is dated as of October 23, 2019, by and among Bluegreen Vacations Corporation, a Florida corporation (the “Borrower”), Bluegreen Vacations Unlimited, Inc., a Florida corporation (“BVU”), Bluegreen Resorts Management, Inc., a Delaware corporation (“BRM”), Bluegreen Nevada, LLC, a Delaware limited liability company (“BNV”), Bluegreen Louisiana, LLC, a Delaware limited liability company (“BL”), Bluegreen New Jersey, LLC, a Delaware limited liability company (“BNJ”), and TFRI 2013-1 LLC, a Delaware limited liability company (“TFRI” and together with each of BVU, BRM, BNV, BL and BNJ and each other Guarantor (as defined in the Credit Agreement) party hereto from time to time, each individually, a “Grantor” and, collectively, the “Grantors”), with the mailing address of the Grantors as set forth in Section 14(b) below, and Fifth Third Bank (“Fifth Third”), with its mailing address as set forth in Section 14(b) below, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (Fifth Third acting as such administrative agent and any successor or successors to Fifth Third acting in such capacity being hereinafter referred to as the “Administrative Agent”).

Preliminary Statements

    A.    The Borrower, the Grantors, and each other Guarantor from time to time party thereto, the Lenders from time to time party thereto, and Fifth Third, as Administrative Agent, have entered into that certain Second Amended and Restated Credit Agreement dated as of October 23, 2019 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders, including the L/C Issuer, have agreed, subject to certain terms and conditions, to continue to extend credit and make certain other financial accommodations available to the Borrower (the Administrative Agent and the Lenders, together with any Affiliates of the Lenders with respect to Hedging Liability and Bank Product Liability, as such terms are defined in the Credit Agreement, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”).

    B.    In addition, one or more of the Borrower and the Guarantors may from time to time be liable to one or more of the Secured Creditors with respect to Hedging Liability and/or Bank Product Liability (as such terms are defined in the Credit Agreement).

    C.    As a condition to continuing to extend credit to the Borrower under the Credit Agreement, the Secured Creditors have required, among other things, that the Grantors grant to the Administrative Agent for the benefit of the Secured Creditors a Lien on and security interest in the personal property of each Grantor described herein subject to the terms and conditions hereof.

    D.    The Borrower directly owns Ownership Interests in each Grantor and the Borrower provides the Grantors with financial, management, administrative, and technical support which enables each Grantor to conduct its business in an orderly and efficient manner in the ordinary course.

    E.    The Grantors will each benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

Now, Therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1.    Terms defined in Credit Agreement.

(a)    Except as provided below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

“Bluegreen Trustee” means Vacation Trust, Inc., a Florida corporation.

“Collateral Report” means a report substantially in the form of Exhibit A, or in such other form acceptable to the Administrative Agent.

“Convey”  or “Conveyance” ” means, with respect to any Timeshare Inventory, a transfer of title to such Timeshare Inventory by deed or other appropriate conveyance document, free and clear of the Club Trust Agreement, including (for the avoidance of doubt) any such transfer of title (a) from Bluegreen Trustee to any Inventory Grantor under the Club Trust Agreement and (b) from any Inventory Grantor to Administrative Agent.

“Depositor” means each Person that is a wholly-owned Subsidiary of Borrower that has been established and operated in accordance with customary industry practices as “Depositor” in connection with any Securitization.

“Inventory Grantor” means each of BVU, BNJ, BNV, and BL, and each other Grantor party hereto from time to time owning any right, title, and interest in and to any Timeshare Inventory.  For the avoidance of doubt, the Bluegreen Trustee is expressly excluded from this definition.

“Inventory Related Resorts” means the Specified Resorts and the Other Resorts.

“Management Agreements” means all agreements described in Schedule B under the heading “Management Agreements” or in any Collateral Reports delivered from time to time to the Administrative Agent.

“Other Resorts” means, collectively, the Resorts more particularly described in Schedule D attached hereto and made a part hereof.

“Pledged Account” means deposit account number 7433658213 maintained by and in the name of the Borrower with the Administrative Agent.

“Pledged Receivables” has the meaning set forth in the Credit Agreement.

“Receivables” means all rights to payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise. For avoidance of doubt, Receivables do not include any rights or obligations under applicable Sales and Marketing Agreements or applicable Management Agreements, other than payment rights of, respectively, BVU or BRM to a monetary obligation.

“Residual Interest Certificate” means, (a) any “Residual Interest Certificate” (as such term is defined in each applicable Trust Agreement) and/or (b) any certificates or other instruments now or hereafter representing any Residual Interests, in each case issued by or with respect to any Trust.

“Residual Interests”  means, collectively, all of the economic and beneficial interests (if any) of TFRI as (i)(x) the “Residual Interest Owner” (as such term is defined in each applicable Trust Agreement) and/or (y) the holder of the related Residual Interest Certificate, in each case with respect to each related Trust and/or (ii) otherwise the holder of any equity interests in any Trust from time to time, in each case whether such Trust is identified on Schedule E or not.

“Sales and Marketing Agreements” means all agreements described in Schedule B under the heading “Sales and Marketing Agreements” or in any Collateral Reports delivered from time to time to the Administrative Agent.

“Securitization” means, collectively, each term securitization transaction consummated (whether prior to the date of this Agreement or subsequent thereto) pursuant to the terms and provisions of the related Securitization Documents executed in conjunction therewith, pursuant to which the related Trust issues asset-backed securities backed by timeshare receivables originated by the Borrower.

“Securitization Collateral” means, collectively, all right, title, and interest of TFRI in and to the following:

(i)    all right, title, and interest of TFRI in and to (A) any Residual Interests, (B) any Residual Interest Certificates now or hereafter representing any such Residual Interests, (C) all payments, dividends, distributions, rights, replacements, substitutions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for, or upon conversion, reclassification or other like exchange for any such Residual Interests, (D) all right, title, privileges, powers, authorities, claims and interests of TFRI relating to or with respect to the Residual Interest and/or the property referred to in clauses (A) through (C) above, and (E) all General Intangibles and Investment Property constituting, representing or otherwise evidencing any of the foregoing; and

(ii)    all right, title, and interest of TFRI in and to (A) any additional Residual Interests or other economic and beneficial interests or other Ownership Interests of any Trust (if any) from time to time acquired by TFRI in any manner,  and any certificates or other instruments now or hereafter representing or otherwise issued with respect thereto, (B) all payments, dividends, distributions, rights, replacements, substitutions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for, or upon conversion, reclassification or other like exchange for any of the property referred to in the foregoing clause (A), (C) all right, title, privileges, powers, authorities, claims and interests of TFRI relating to or with respect to any property referred to in clauses (A) and (B) above, and (D) all General Intangibles and Investment Property constituting, representing or otherwise evidencing any of the foregoing.

“Securitization Documents” means, collectively, with respect to each Securitization (a) each Trust Agreement, (b) each related indenture or equivalent document, and (c) each other document, instrument, or agreement entered into from time to time in conjunction therewith, together with any amendments, restatements, supplements, or modifications thereto or thereof from time to time.

“Specified Resorts” has the meaning set forth in the Credit Agreement.  The Specified Resorts are more particularly described in Schedule C attached hereto and made a part hereof.

“Trust” means, collectively, (a) each Person listed as such on Schedule E (as updated from time to time pursuant to the terms and provisions hereof) and (b) each other trust that has been established pursuant to the terms and provisions of the applicable Trust Agreement.

“Trust Agreement” means, collectively, with respect to each Securitization (a) each trust agreement listed on Schedule E (as updated from time to time pursuant to the terms and provisions hereof), and (b) each other trust agreement (or equivalent document) executed on or after the date hereof with respect to any Securitization, together with any amendments, restatements, supplements, or modifications thereto or thereof from time to time.

“Timeshare Inventory” means any and all timeshare interests within one or more of the Inventory Related Resorts that are directly or beneficially owned, held, and/or controlled by any Inventory Grantor from time to time.

“Vacation Club” means the “Bluegreen Vacation Club Multi-Site Timeshare Plan” created pursuant to the Club Trust Agreement.

(b)    Without limiting the foregoing, all terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any Applicable Law herein shall, unless otherwise specified, refer to such Applicable Law as amended, modified or supplemented from time to time, and (vi) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to any Grantor, shall refer to any property or assets owned by such Grantor, as applicable, comprising Collateral or the relevant part thereof.

    Section 2.    Grant of Security Interest in the Collateral.  As collateral security for the Secured Obligations defined below:

(a)    Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Creditors, a Lien on and security interest in, and right of set‑off against, and acknowledges and agrees that the Administrative Agent has and shall continue to have for the benefit of the Secured Creditors a continuing Lien on and security interest in, and right of set‑off against, all right, title, and interest of Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to (i) the Pledged Account and all sums now or hereafter on deposit therein or payable thereon and all investment property in which funds in the Pledged Account may from time to time be invested (overnight or otherwise), all claims with respect thereto and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing; (ii) accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and (iii) proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof (collectively, the “Pledged Account Collateral”); provided,  however, that for avoidance of doubt, without derogating in any way from the Lien and security interest of Administrative Agent in Cash Collateral pursuant to the terms and provisions of the other Loan Documents, the term “Pledged Account Collateral” shall not include (and the foregoing Lien and security interest and right of set-off against the Borrower’s right, title and interest in and to the Pledged Account Collateral does not cover, include or extend to) any other of Borrower’s or any of its Subsidiary’s accounts wherever located, including any of the items described in the foregoing clauses (i) through (iii) once such items are directed to be on deposit in such of Borrower’s or any of its Subsidiary’s accounts in accordance with and subject to the provisions of Section 5(d)(ii) below; and

(b)    without limiting in any way the foregoing, each Grantor, respectively, hereby grants (and, with respect to Timeshare Inventory, grants, bargains, sells, conveys, mortgages, warrants, collaterally assigns and pledges) to the Administrative Agent, for the benefit of the Secured Creditors, a Lien on and security interest in, and right of set‑off against, and acknowledges and agrees that the Administrative Agent has and shall continue to have for the benefit of the Secured Creditors a continuing Lien on and security interest in, and right of set‑off against, all right, title, and interest of each such respective Grantor, whether now owned or existing or hereafter created, acquired or arising, in such of the following as is owned by each such respective Grantor (collectively, with the Pledged Account Collateral, the “Collateral”):

(i)    (A) all Timeshare Inventory owned by any Inventory Grantor and (B) all right, title, and interest of any Inventory Grantor in and to all Timeshare Inventory held by the Bluegreen Trustee for the benefit of such Inventory Grantor under the Club Trust Agreement;

(ii)    all Pledged Receivables owned by BRM or BVU;

(iii)    all Securitization Collateral owned by TFRI;

(iv)    accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(v)    proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof.

    Section 3.    Secured Obligations.  This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) all “Secured Obligations,” as such term is defined in the Credit Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or any Guarantor in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Borrower or Guarantor in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all expenses and charges, legal or otherwise (including reasonable attorney’s fees awarded in an appellate court and reasonable attorney’s fees incurred in a bankruptcy proceeding), suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including the Lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges set forth in this Section 3 being hereinafter referred to as the “Secured Obligations”).  Notwithstanding anything in this Agreement to the contrary, the right of recovery against each Grantor under this Agreement shall not exceed $1.00 less than the lowest amount that would render such Grantor’s obligations under this Agreement void or voidable under Applicable Law, including fraudulent conveyance law.

    Section 4.    Covenants, Agreements, Representations and Warranties.

(a)    Each Grantor hereby represents and warrants to the Secured Creditors (in each case, solely with respect to any right, title, or interest of such Grantor in and to the Collateral or any portion thereof) that:

(i)    Such Grantor is the sole and lawful owner of its applicable Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for.

(ii)    The chief executive office of such Grantor is at 4960 Conference Way North, Suite 100, Boca Raton, Florida  33431. Such Grantor keeps and shall keep all of its Collateral, if applicable, and all of its books and records relating to such Collateral only at the foregoing location.

(iii)    Such Grantor’s legal name, jurisdiction of organization and organizational number or EIN is (A) in the case of BVU, Bluegreen Vacations Unlimited, Inc., a Florida corporation, with organizational number P93000051653, (B) in the case of BRM, Bluegreen Resorts Management, Inc., a Delaware corporation, with EIN 65-0520217, (C) in the case of BNV, Bluegreen Nevada, LLC, a Delaware limited liability company, with

EIN 20-8208202, (D) in the case of BNJ, Bluegreen New Jersey, LLC, a Delaware limited liability company, with EIN 26-1539186, and (E) in the case of BL, Bluegreen Louisiana, LLC, a Delaware limited liability company, with EIN 26-1431747.  Neither the Borrower nor any Such Grantor has not transacted business at any time during the immediately preceding five‑year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names set forth on Schedule A.

(iv)    All right, title, and interest of such Grantor in and to any Collateral and every part thereof is free and clear of all Liens except for Permitted Liens.

(v)    Schedule B contains a true, complete and current listing of all (A) Sales and Marketing Agreements which relate to the Pledged Receivables of BVU as of the date hereof and (B) Management Agreements which relate to the Pledged Receivables of BRM as of the date hereof.

(b)    Borrower hereby represents and warrants to the Secured Creditors that (i) the Borrower’s legal name, jurisdiction of organization and organizational number is as set forth in the Credit Agreement and (ii) Borrower has not transacted business at any time during the immediately preceding five‑year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names set forth on Schedule A.

(c)    With respect to the Securitization Collateral, each of Borrower and TFRI hereby represents and warrants to the Secured Creditors (in each case as to the representations and/or warranties applicable to Borrower and/or TFRI) that:

(i)    Schedule E contains a true, complete and current listing of all Trust Agreements and Trusts as of the date hereof.

(ii)    Each Residual Interest represents the entire economic and beneficial (if any) interest in the equity of each related Trust.

(iii)    With respect to any Residual Interests existing as of the date hereof, (A) Borrower has (on or before the date hereof) transferred to TFRI (x) each Residual Interest and (y) all related Securitization Collateral, and (B) each such transfer has complied in all respects with the provisions of the related Trust Agreements governing the transfer of the respective Residual Interests and any Residual Interest Certificates issued with respect thereto.

(iv)    TFRI (A) has not sold, assigned or otherwise transferred the Residual Interest and/or any rights associated therewith except as contemplated by the Loan Documents and (B) is the owner of each such Residual Interest free and clear of all Liens, other than the restriction on transfer set forth in the related Trust Agreements and other than the Liens of Administrative Agent pursuant to the terms of this Agreement and the other Loan Documents.

(v)    No consent of any Person is required for the grant of the security interest in the Securitization Collateral. No consent of any Person will be required upon the occurrence of an Event of Default and the exercise by the Administrative Agent of its remedies under this Agreement with respect to the Securitization Collateral; provided, that the Administrative Agent’s ability to exercise its rights with respect to the Securitization Collateral will be subject to certain conditions precedent applicable to assignments or other transfers of Securitization Collateral as further set forth in applicable Trust Agreements.

(vi)    To the knowledge of each of Borrower and TFRI, there are no defaults or events of default under the Securitization Documents.

(d)    Each Grantor and (where applicable) the Borrower each hereby covenant and agree with the Secured Creditors that:

(i)    No Grantor shall move (and Borrower shall not allow any Grantor to move) its chief executive office without first providing the Administrative Agent at least 30 days prior written notice of such Grantor’s intent to do so; provided, that each Grantor shall at all times maintain (and Borrower shall cause each Grantor to maintain) its chief executive office in the United States of America and such Grantor shall have taken all action reasonably requested by the Administrative Agent to maintain the Lien and security interest of the Administrative Agent in the applicable Collateral at all times fully perfected and in full force and effect.

(ii)    No Grantor shall change (and Borrower shall not allow any Grantor to change) (x)  its jurisdiction of organization without the Administrative Agent’s prior written consent or (y)  its legal name without first giving 30 days’ prior written notice of its intent to do so to the Administrative Agent.  Each Grantor shall, or shall cause the Borrower to, designate in writing to the Administrative Agent on a quarterly basis any other trade name under which such Grantor transacts business.

(iii)    Each of the Grantors and, solely with respect to the Pledged Account Collateral, the Borrower, shall warrant and defend (and Borrower shall cause each Grantor to warrant and defend) the respective Collateral of such Grantor and the Borrower against any claims and demands of all persons at any time claiming the same or any interest in such Collateral adverse to any of the Secured Creditors.

(iv)    Upon the Administrative Agent’s request, the applicable Grantor agrees from time to time to deliver to the Administrative Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including schedules describing (i) all of the Sales and Marketing Agreements, and Management Agreements and (ii) the Pledged Receivables pledged to the Administrative Agent hereunder, together with such Grantor’s warranty of the genuineness thereof).  The Administrative Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Administrative Agent considers appropriate and reasonable, and such Grantor agrees to furnish all assistance and information, and perform any acts, which the Administrative Agent may require in connection therewith.

(v)    Borrower and each Grantor agrees as to itself to execute and deliver to the Administrative Agent such further agreements (including subordination agreements), assignments, instruments, and documents, and to do all such other things, as the Administrative Agent may reasonably deem necessary or appropriate to assure the Administrative Agent its Lien and security interest hereunder in the Collateral, including (A) such instruments and documents as the Administrative Agent may from time to time reasonably require to comply with the UCC and any other Applicable Law, and (B) such control agreements with respect to the Pledged Account and investment property therein, and to cause the relevant depository institutions, financial intermediaries, and issuers with respect thereto to execute and deliver such control agreements, as the Administrative Agent may from time to time reasonably require.  The Administrative Agent may order Lien searches from time to time against Borrower and each Grantor and the Collateral, and each such Person shall promptly reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with such Lien searches; provided, that so long as no Event of Default has occurred and is continuing, neither Borrower nor any Grantor shall be required to reimburse the Administrative Agent for more than one such Lien search per calendar year.  In the event for any reason the Applicable Law of any jurisdiction other than New York, or the UCC, becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Grantors agree to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Administrative Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Administrative Agent under the Applicable Law of such other jurisdiction. Borrower and each Grantor agrees to mark its books and records to reflect the Lien and security interest of the Administrative Agent in the Collateral. For the avoidance of doubt, without limiting in any way (x)  the rights of Administrative Agent pursuant to the terms and provisions of Section 9 below and/or any power of attorney executed in conjunction herewith, and/or (y) the rights and remedies of Administrative Agent upon the occurrence and continuance of any Event of Default with respect to any Timeshare Inventory and/or the rights of any Grantor with respect thereto, nothing in this clause (v) shall be deemed to require any applicable Grantor to execute in favor of Administrative Agent any real estate mortgage or similar real property encumbrance with respect to any Timeshare Inventory, or otherwise record any such instrument with any Governmental Authority.

(vi)    The Administrative Agent may at its option, after the occurrence and during the continuation of an Event of Default, perform the same and in so doing may expend such sums as the Administrative Agent reasonably deems advisable in the performance thereof, including the payment of any taxes, Liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Administrative Agent may be compelled to make by operation of law or which the Administrative Agent may make by agreement or otherwise for the protection of the security hereof.  All such reasonable sums and amounts so expended shall be repayable by the applicable Grantor upon demand, shall constitute additional Secured Obligations secured hereunder, bearing interest as provided in Section 2.4 of the Credit Agreement.  No such performance of any covenant or agreement by the Administrative Agent on behalf of the Borrower or any Grantor, and no such advancement or expenditure therefor, shall relieve any such Person of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto.  The Administrative Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien or title or claim.  The Administrative Agent, in performing any act hereunder, shall be the sole judge (in its commercially reasonable discretion as a secured party) of whether the Borrower or any Grantor is required to perform the same under the terms of this Agreement.  The Administrative Agent is hereby authorized to charge any account of the Borrower or the applicable Grantor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

(vii)    Borrower and each Grantor hereby irrevocably authorizes the Administrative Agent or its designee at any time and from time to time to file in any relevant jurisdiction any and all financing statements and other items as may be necessary to perfect, if applicable, the Secured Creditors’ Lien and security interest in the Collateral as the Administrative Agent may require; provided, that as to the Timeshare Inventory, the only filings will be financing statements filed with the appropriate Governmental Authority in Florida or Delaware, as applicable.  Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any other document is sufficient for filing as a financing statement or recordable document by the Administrative Agent without notice thereof to such Person wherever the Administrative Agent in its sole discretion desires to file the same.

    Section 5.    Provisions Regarding Pledged Receivables.

(a)    As of the time any Receivable owned by the applicable Grantor becomes a Pledged Receivable subject to the security interest provided for hereby, and at all times thereafter, the applicable Grantor shall be deemed to have warranted as to each such Pledged Receivable that (i) all warranties of such Grantor set forth in this Agreement are true and correct with respect to such Pledged Receivable; (ii) such Pledged Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; (iii) such Pledged Receivable is valid and subsisting; that the amount of such Pledged Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; (iv) the amount of such Pledged Receivable represented as owing is not disputed and is not subject to any set‑offs, credits, deductions or countercharges other than those arising in the ordinary course of such Grantor’s business which are disclosed to the Administrative Agent in writing promptly upon such Grantor becoming aware thereof; and (v) except as disclosed to the Administrative Agent in writing at or prior to the time such Pledged Receivable is created, that no surety bond was required or given in connection with such Pledged Receivable or the contracts or purchase orders out of which the same arose.

(b)    Unless and until an Event of Default has occurred and is continuing, each Grantor may settle and adjust disputes and claims with its customers and account debtors, handle recoveries, and grant discounts, credits, and allowances and otherwise deal with the Collateral in the ordinary course of its business as presently conducted for amounts and on terms which the applicable Grantor in good faith considers advisable; and, during the existence and continuation of any Event of Default, at the Administrative Agent’s request, such Grantor shall notify the Administrative Agent promptly of all recoveries.  During the existence and continuation of any Event of Default, at the Administrative Agent’s request, such Grantor shall also notify the Administrative Agent promptly of all disputes and claims and settle or adjust them at no expense to the Administrative Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor under any Sales and Marketing Agreement or Management Agreement, as the case may be.  The Administrative Agent may, at all times during the existence and continuation of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors under any Sales and Marketing Agreement or Management Agreement for amounts and upon terms which the Administrative Agent considers advisable.

(c)    To the extent any Pledged Receivable is at any time evidenced by an Instrument or tangible Chattel Paper, the applicable Grantor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Administrative Agent; provided, that prior to the existence and continuation of an Event of Default and thereafter until otherwise required by the Administrative Agent, such Grantor shall not be required to deliver any such Instrument or tangible Chattel Paper unless and until the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by such Grantor and not delivered to the Administrative Agent hereunder is determined by the Administrative Agent in its reasonable discretion to be material.  Unless delivered to the Administrative Agent or its agent, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Administrative Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Administrative Agent contemplated by this Agreement.

(d)    Collection of Pledged Receivables.

(i)    Except as otherwise provided in this Agreement, each applicable Grantor shall attempt to make collection of its Pledged Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms of the Loan Documents.

(ii)    Each applicable Grantor shall cause all payments in respect of the Pledged Receivables to be remitted in accordance with its customary procedures as in effect on the date hereof and to cause all such items and the proceeds of the Pledged Receivables to be deposited (to the extent applicable) by the applicable escrow agent to which such amounts are paid (each, an “Escrow Agent”) after release from escrow, directly into the Pledged Account.  In no event shall any Grantor permit payments with respect to any Receivable other than a Pledged Receivable to be remitted into the Pledged Account.  Prior to the exercise of rights as contemplated by clause (iii) below, the Borrower and/or each applicable Grantor shall have the right to direct the transfer of funds from the Pledged

Account in accordance with its ordinary business practices free and clear of the Lien and security interest granted by Borrower in and to the Pledged Account pursuant to the terms of this Agreement.  Each of Borrower and the applicable Grantor shall (and to the extent applicable, shall cause the relevant Escrow Agent to) execute and deliver such documentation as the Administrative Agent may reasonably require establishing such Escrow Agent’s agreement, in each case, to deposit all payments in respect of, and all proceeds of, Pledged Receivables to which a Grantor is entitled directly into the Pledged Account and acknowledging the Administrative Agent’s rights under this Agreement.

(iii)    Upon the occurrence and during the continuation of an Event of Default, whether or not the Administrative Agent has exercised any of its other rights under the other provisions of this Section 5, the Administrative Agent or its designee may notify a Grantor’s customers and account debtors under any or all Sales and Marketing Agreements and/or any Management Agreements at any time that applicable Pledged Receivables have been assigned to the Administrative Agent or of the Administrative Agent’s security interest in the applicable Pledged Receivables, and either in its own name, or such Grantor’s name, or both, demand, collect, receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on applicable Pledged Receivables, and in the Administrative Agent’s discretion file any claim or take any other action or proceeding which the Administrative Agent may deem necessary or appropriate to protect and realize upon the security interest of the Administrative Agent in the applicable Pledged Receivables or any other Collateral.

(iv)    Neither Borrower nor any Grantor shall permit (A) the deposit into the Pledged Account of any property other than (1)(x) payments in respect of the Pledged Receivables or the proceeds thereof and (y) subject to Section 7(b) below, proceeds of Permitted Sales and/or (2) Residual Interest Payments pursuant to Section 6(a) below (collectively, clauses (1) and (2),  the “Permitted Deposits”) or (B) the commingling of any such other property with such payments and proceeds.

(v)    The Administrative Agent may, after the occurrence and during the continuation of an Event of Default, apply all or any part of the Permitted Deposits received by it from any source to the payment of the Secured Obligations in accordance with Section 2.9 of the Credit Agreement.  Each of Borrower and each Grantor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and reasonable attorneys’ fees suffered or incurred by any Secured Creditor because of the maintenance of the Pledged Account and related arrangements; provided, that no such Person shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified, as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Secured Creditors shall have no liability or responsibility to the Borrower or any Grantor for the Administrative Agent accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

(e)    Pledged Receivable Payments to Pledged Account.  The Pledged Account shall be the only deposit account into which any payments in respect of Pledged Receivables or any proceeds of Pledged Receivables will be remitted at any time.  No Borrower nor any Grantor shall cause, direct or permit the deposit of any payments in respect of Pledged Receivables or proceeds thereof into any account other than the Pledged Account.  Upon the occurrence and during the continuation of an Event of Default, the Pledged Account shall be the only deposit account into which any proceeds of Permitted Sales which are released by the applicable Escrow Agent and to which each applicable Grantor is entitled will be remitted and such Grantor shall not cause, direct or permit any such proceeds to be deposited into any account other than the Pledged Account.

    Section 6.    Provisions Regarding Securitization Collateral.

(a)    TFRI shall cause all distributions, payments, and other amounts payable to TFRI in respect of any Residual Interests and/or otherwise with respect to any Securitization Collateral pursuant to the terms and provisions of the related Securitization Documents (as applicable) (collectively, referenced herein as “Residual Interest Payments”) to be paid directly to the Pledged Account.

(b)    In furtherance of the foregoing, on or before the date hereof, TFRI, as owner of the Residual Interest, shall have irrevocably directed the “Trust Paying Agent” under and as defined in the related Trust Agreement, and the Trust Paying Agent shall have agreed (in form and substance acceptable to Administrative Agent in its sole discretion) to make all Residual Interest Payments directly to the Pledged Account, until directed otherwise by Administrative Agent.

(c)    On or before the date hereof, Borrower and TFRI shall have delivered to Administrative Agent a letter from the “Owner Trustee” and the “Certificate Registrar” (under and as defined in each related Trust Agreement) in form and substance acceptable to Administrative Agent in its sole discretion (such letter, an “Owner Trustee Comfort Letter”).

(d)    With respect to any Securitization Collateral arising from a Securitization occurring after the Closing Date, but without any obligation of Borrower or TFRI to establish or cause to be established any such Collateral, Borrower and/or TFRI covenant and agree as follows:

(i)    With respect to the related Residual Interests, (A) as soon as is reasonably practical (and in any event within sixty (60) days) after the effective date of any such Securitization, Borrower shall transfer (or cause to be transferred) to TFRI (x) each such Residual Interest and (y) all related Securitization Collateral, and (B) each such transfer shall comply in all respects with the provisions of the related Trust Agreement governing the transfer of the respective Residual Interests and any Residual Interest Certificates issued with respect thereto.

(ii)    Any such Securitization Collateral shall, upon TFRI taking any right, title, or interest therein, automatically be subject to the Lien and security interest of Administrative Agent pursuant to this Agreement without any further action by Administrative Agent or any Grantor.

(iii)    Without limiting the foregoing, as soon as is reasonably practical (and in any event within sixty (60) days) after the effective date of any such Securitization, Borrower or TFRI shall also deliver to Administrative Agent:

(A)    a certificate executed by a responsible officer of Borrower certifying that: (w)(I) all steps required for each such transfer referenced in clause (i) above have been taken, and (II) the Certificate Registrar (under and as defined in the related Trust Agreement) has registered such transfer of the related Residual Interest Certificates into the name of TFRI; (x) TFRI (I) has not sold, assigned or otherwise transferred the Residual Interest and/or any rights associated therewith except as contemplated by the Loan Documents and (II) is the owner of each such Residual Interest free and clear of all Liens, other than the restriction on transfer set forth in the related Trust Agreements and other than the Liens of Administrative Agent pursuant to the terms of this Agreement and the other Loan Documents; (y) no consent of any Person (I) is required for the grant of the security interest in the Securitization Collateral or (II) will be required upon the occurrence of an Event of Default and the exercise by the Administrative Agent of its remedies under this Agreement with respect to the Securitization Collateral; provided, that the Administrative Agent’s ability to exercise its rights with respect to the Securitization Collateral will be subject to certain conditions precedent applicable to assignments or other transfers of Securitization Collateral as further set forth in applicable Trust Agreements; and (z) to the knowledge of each of Borrower and TFRI, there are no defaults or events of default under the Securitization Documents;

(B)    upon the request of Administrative Agent, in addition to the written directions delivered by TFRI pursuant to clause (b) above, evidence that (x) TFRI, as owner of any additional related Residual Interest, has irrevocably directed the “Trust Paying Agent” under and as defined in the related Trust Agreement, and (y) Trust Paying Agent has agreed to make all Residual Interest Payments directly to the Pledged Account, until directed otherwise by Administrative Agent, in form and substance substantially similar to the directions delivered as of the date hereof;

(C)    upon the request of Administrative Agent, an Owner Trustee Comfort Letter from the “Owner Trustee” and the “Certificate Registrar” (under and as defined in each related Trust Agreement), in form and substance substantially similar to the Owner Trustee Comfort Letter delivered to Administrative Agent as of the date hereof; and

(D)    an update to Schedule E reflecting a true, complete and current listing of all Trust Agreements and Trusts as of the date thereof.

(e)    Notwithstanding the foregoing clauses (c) and (d), upon the written request of Administrative Agent ((x) as of any date prior to the occurrence of an Event of Default, with the consent of (or otherwise at the request of) the Required Lenders or (y) as of any date prior to the occurrence of an Event of Default, in the sole discretion of Administrative Agent), TFRI shall: (i) deliver any Residual Interest Certificates included in the Collateral as of such date, indorsed in blank to Administrative Agent for the benefit of the Secured Creditors and (ii) provide evidence satisfactory to Administrative Agent of the registration on the books of the Certificate Registrar (under and as defined in each related Trust Agreement) of the pledge of the related Residual Interests to Administrative Agent for the benefit of the Secured Creditors.

(f)    Without limiting clauses (a) through (e) above, or any other term or provision of this Agreement, each of Borrower and TFRI agrees to execute and deliver to the Administrative Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Administrative Agent may reasonably deem necessary or appropriate to assure the Administrative Agent its Lien and security interest hereunder in the Securitization Collateral, including without limitation (i) such instruments and documents as the Administrative Agent may from time to time reasonably require to comply with the UCC and any other Applicable Law, and (ii) such control agreements with respect to the Pledged Account, the Residual Interest Certificates included in the Collateral, and any other Securitization Collateral.

(g)    Borrower shall not (and will not permit TFRI to) amend, modify, or waive (or consent to any amendment, modification, or waiver) of any provisions of any Securitization Document to which it is party, the effect of which could reasonably be expected to have a Material Adverse Effect.

(h)    Borrower shall promptly deliver to Administrative Agent (i) written notice of any “Event of Default” of which it has actual knowledge with respect to any Securitization, as such term is defined in the related Securitization Documents, (ii) upon request of Administrative Agent, copies of any notices or other correspondence received by Borrower or TFRI from the “Trust Paying Agent” under the terms and provisions of any Trust Agreement (including without limitation Section 5.02(b) thereof), (iii) copies of any material notices or other correspondence received by Borrower or TFRI from the “Owner Trustee” under the terms and provisions of any Trust Agreement (including without limitation Section 4.01 thereof), and (iv)  notice of the payment in full, redemption, or other termination of any Securitization, whether pursuant to the terms and provisions of the related Securitization Documents or otherwise.

(i)    [Intentionally omitted].

(j)    Residual Interests Payments to Pledged Account.  Except as directed in writing by Administrative Agent, (i) the Pledged Account shall be the only deposit account into which any Residual Interest Payments or any proceeds of Securitization Collateral will be remitted at any time and (ii) neither Borrower nor TFRI shall cause, direct or permit the deposit of any payments in respect of any Residual Interest Payments or any proceeds of Securitization Collateral into any account other than the Pledged Account.

(k)    Notwithstanding anything to the contrary in this Agreement, the other Loan Documents or otherwise, upon the  payment in full, redemption, or other termination of any Securitization, whether pursuant to the terms and provisions of the related Securitization Documents or otherwise, all of the related Securitization Collateral shall be automatically released from the Lien and security interest of Administrative Agent pursuant to this Agreement or any other Loan Documents without any further action by Administrative Agent or any of the Secured Creditors.  Concurrently therewith,  the Administrative Agent shall cooperate with Borrower and/or TFRI, at the sole cost and expense of Borrower, in connection with such releases, including the prompt delivery to TFRI of any Residual Interest Certificates (and indorsements in blank) previously delivered to the Administrative Agent pursuant to clause (e) above or otherwise and in the filing of any necessary amendments to any previously filed financing statements covering any such released Securitization Collateral.

    Section 7.    Special Provisions Re: Timeshare Inventory.

(a)    Each Inventory Grantor shall, at its own cost and expense, retain (i) good and marketable title to (or a beneficial interest in) the respective Timeshare Inventory of such Inventory Grantor free and clear of all Liens, charges and encumbrances other than Permitted Liens, and (ii) good right, full power, and authority to sell, convey, transfer, and mortgage (if applicable) the respective Timeshare Inventory of such Inventory Grantor.

(b)    Each Inventory Grantor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Administrative Agent, sell, convey, transfer, and mortgage (if applicable) the respective Timeshare Inventory of such Inventory Grantor in the ordinary course of business of such Inventory Grantor or as otherwise permitted by the terms of the Credit Agreement (each, a “Permitted Sale”).  Upon any such Permitted Sale, all of the Liens, security interests or other rights granted by or pursuant to this Agreement or any other Loan Documents on, in or to the Timeshare Inventory subject to such Permitted Sale shall, simultaneously with the closing of the Permitted Sale, automatically be released and terminated without payment of any release price, fee or penalty; provided, that upon the occurrence and during the continuation of an Event of Default, all proceeds of Permitted Sales shall promptly (and in any event, within two (2) Business Days after the applicable Escrow Agent would be entitled to release the same to the applicable Inventory Grantor) be deposited into the Pledged Account.

(c)    Each Inventory Grantor shall obtain and maintain, with respect to the respective Timeshare Inventory of such Inventory Grantor and the Specified Resorts, insurance with financially sound and reputable insurers, which insurance shall protect against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputation engaged in the same or a similar line of business and similarly situated.  The Secured Creditors shall have the right to inspect each Inventory Related Resort, and the books and records of each Inventory Grantor to verify the respective Timeshare Inventory of such Inventory Grantor at all reasonable times, and reasonable access to such Inventory Related Resort shall be permitted for that purpose during normal business hours subject to the rules and regulations of the applicable Association and the Vacation Club.

(d)    In the case of any material damage to or destruction of the Specified Resorts or any part thereof affecting any of the Timeshare Inventory, the applicable Inventory Grantor shall promptly give written notice thereof to the Administrative Agent, generally describing the nature and extent of such damage or destruction.

(e)    As of the time any Timeshare Inventory of any Inventory Grantor becomes subject to the Lien and security interest provided for hereby and at all times thereafter, the applicable Inventory Grantor shall be deemed to have warranted as to any and all of such Timeshare Inventory that all warranties of such Inventory Grantor set forth in this Agreement are true and correct with respect to such Timeshare Inventory.

(f)    Without limiting clauses (a) through (e) above, or any other term or provision of this Agreement (including without limitation any rights or remedies of Administrative Agent and the Secured Creditors under Section 10 below),  upon the occurrence and during the continuation of an Event of Default, (i) each Inventory Grantor shall, upon the Administrative Agent’s written request, (A) execute and deliver (and Borrower agrees to cause each Inventory Grantor to execute and deliver) to the Administrative Agent, such further deeds or other instruments of record and/or other agreements, assignments, instruments, and documents, and (B) take any and all such other actions that allow the Secured Creditors to realize on the benefit of the Lien on and security interest in the respective Timeshare Inventory of such Inventory Grantor and/or exercise the rights and remedies of Administrative Agent with respect thereto, and (ii) Administrative Agent shall have the right to direct Bluegreen Trustee to Convey to the Administrative Agent any Timeshare Inventory held by the Bluegreen Trustee for the benefit of any Inventory Grantor under the Club Trust Agreement.

(g)    In furtherance of the foregoing clause (f), in addition to any rights or remedies of Administrative Agent and the Secured Creditors under Section 10 below, each Inventory Grantor hereby authorizes and instructs Bluegreen Trustee, at Administrative Agent’s direction following the occurrence and continuance of any Event of Default, to (i) release from the “Trust Estate” (as such term is defined in the Club Trust Agreement) and/or otherwise Convey to the Administrative Agent  any Timeshare Inventory held by Bluegreen Trustee  for the benefit of any Inventory Grantor under the Club Trust Agreement and (ii) otherwise cooperate with Administrative Agent and follow such written directions and take such required actions with respect to the Conveyance to the Administrative Agent of any Timeshare Inventory held by Bluegreen Trustee for the benefit of any Inventory Grantor under the Club Trust Agreement, in each case without the need for further written or oral assent, consent or direction of any Inventory Grantor or any other Person, even in the event any Inventory Grantor or such other Person (including, for the avoidance of doubt, Borrower) objects or provides contrary directions to Bluegreen Trustee with respect to the Conveyance to the Administrative Agent of any such Timeshare Inventory.

    Section 8.    Negative Pledge.    Without limiting any other term or provision of this Agreement, and without derogating in any way from any Lien and security interest herein created and provided for, except for any Permitted Liens, (a) no Grantor shall, and no Grantor shall permit any of its Subsidiaries to (i)(A) create, incur, assume or suffer to exist any Lien on or with respect to, or (B) sell, transfer, assign, hypothecate or in any manner whatsoever dispose of any portion of any of, in each case, (x) the applicable Grantor’s right, title and interest in and to any Sales and Marketing Agreements or (y) the applicable Grantor’s right, title and interest in and to any Management Agreements and/or (ii) create, incur, assume or suffer to exist any mortgage or other Lien on or with respect to any Timeshare Inventory (other than (for the avoidance of doubt) sales of Timeshare Inventory in the ordinary course of business), in each case whether now owned or hereafter acquired and (b) Borrower shall not, and Borrower shall not permit any of its Subsidiaries to (i) other than pursuant to the terms and provisions of this Agreement, create, incur, assume or suffer to exist any Lien on or with respect to, or (ii) other than in accordance with the terms of the applicable Securitization Documents, the sale or other transfer by any Depositor to Borrower, sell, transfer, assign, hypothecate or in any manner whatsoever dispose of any portion of any of, in each case, any Residual Interests and/or any certificates or other instruments now or hereafter representing any such Residual Interests, in each case whether now owned or hereafter acquired.

    Section 9.    Power of Attorney.

(a)    In addition to any other powers of attorney contained herein, each Grantor hereby appoints the Administrative Agent, its nominee, or any other Person whom the Administrative Agent may designate as such Person’s attorney‑in‑fact, with full power and authority, upon the occurrence and during the continuation of any Event of Default, to (i) sign a Grantor’s name on verifications of Pledged Receivables and other Collateral; (ii) send requests for verification of Collateral to a Grantor’s customers and account debtors under the Sales and Marketing Agreements; (iii) to endorse a Grantor’s name on any assignments, stock powers or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Administrative Agent’s possession; (iv) endorse the Collateral in blank or to the order of the Administrative Agent or its nominee; (v) sign a Grantor’s name on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors under the Sales and Marketing Agreements or Management Agreements, as applicable, on schedules and assignments of Collateral, on notices of assignment and on public records; (vi) receive, open, and dispose of all mail addressed to the applicable Grantor from a customer or account debtor under any Sales and Marketing Agreement or Management Agreement; (vii) with respect to the Timeshare Inventory, (A) execute and deliver any and all documents and instruments which may be required to fully Convey any such Timeshare Inventory (or any portion thereof) to the Administrative Agent in accordance with the terms of this Agreement and the other Loan Documents; (B) obtain any insurance policies for its own account and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (C) pay or discharge any taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the applicable Inventory Grantor or the respective Timeshare Inventory of such Inventory Grantor; (D) defend any suit, action or proceeding brought against any Inventory Grantor if such may affect Administrative Agent’s rights under the Agreement or affect the contemplated Conveyance of any Timeshare Inventory under this Agreement if: (x) such Inventory Grantor does not defend such suit, action or proceeding or (y) if Administrative Agent believes that such Inventory Grantor is not pursuing such defense in a manner that will maximize the recovery to Administrative Agent; (E) execute and/or file any deeds or other instruments of record with respect to the Conveyance to Administrative Agent of any Timeshare Inventory Conveyed or intended to be Conveyed to Administrative Agent in accordance with this Agreement; and (F) do, at Administrative Agent’s option, at any time or from time to time, all acts and other things that Administrative Agent reasonably deems necessary to perfect, preserve, or realize upon Administrative Agent’s Liens on any Timeshare Inventory, all as fully and effectively as the applicable Inventory Grantor might do; and (vii) to do all things necessary to carry out this Agreement.

(b)    In addition to the power of attorney provided under clause (a) above and any other powers of attorney contained herein (and without limitation thereof), each Inventory Grantor hereby further constitutes and appoints the Administrative Agent, its nominee, or any other Person whom the Administrative Agent may designate as such Person’s proxy and attorney‑in‑fact with respect to any Timeshare Inventory held by Bluegreen Trustee for the benefit of any Inventory Grantor under the Club Trust Agreement, with full power and authority, upon the occurrence and during the continuation of any Event of Default, to issue instructions to and/or otherwise direct Bluegreen Trustee or such other Persons to Convey to the Administrative Agent such Timeshare Inventory held by Bluegreen Trustee for the benefit of any Inventory Grantor under the Club Trust Agreement.  THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT PURSUANT TO THIS CLAUSE (b) SHALL BE EFFECTIVE AUTOMATICALLY, WITHOUT THE NECESSITY OF ANY ACTION BY ANY PERSON (INCLUDING THE BLUEGREEN TRUSTEE, THE APPLICABLE INVENTORY GRANTOR, ADMINISTRATIVE AGENT, OR ANY OFFICER OR AGENT OF THE FOREGOING), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UPON WRITTEN NOTICE OF SAID EVENT OF DEFAULT TO BLUEGREEN TRUSTEE AND THE APPLICABLE INVENTORY GRANTOR. It is the intention of each Inventory Grantor that the foregoing powers of attorney and/or proxy pursuant to this clause (b) comport with and comply with all Applicable Laws and (to the extent applicable) any requirements of the Club Trust Agreement with respect to the granting of proxies by or at the direction of the Inventory Grantors.

(c)    In furtherance of the foregoing, each Grantor hereby ratifies and approves all acts of any such attorney and agree that neither the Administrative Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent may file one or more financing statements disclosing its security interest in (x) all or any part of the Pledged Account Collateral without Borrower’s signature appearing thereon and (y)  all or any part of the other Collateral without the applicable Grantor’s signature appearing thereon, and each such Person hereby grants the Administrative Agent a power of attorney to authorize any such financing statements, and amendments and supplements thereto, on behalf of such Person without notice thereof to such Person.  The foregoing powers of attorney and/or proxy, being coupled with an interest, are irrevocable until the Facility Termination Date.

    Section 10.    Defaults and Remedies.

(a)    The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

(b)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall, subject to the terms and provisions of this Agreement, have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the Applicable Law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Administrative Agent may, without further demand and, to the extent permitted by Applicable Law, without advertisement, notice, hearing or process of law, all of which the Grantors hereby waive to the extent permitted by Applicable Law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Administrative Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its discretion.  In the exercise of any such remedies, the Administrative Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations.  In addition to all other sums due any Secured Creditor hereunder, the applicable Grantor shall pay the Secured Creditors all reasonable costs and expenses incurred by the Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor,  such Grantor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute).  Any requirement of reasonable notice shall be met if such notice is given in accordance with Section 10.8 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided, that no notification need be given to any such Grantor if such Person has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  Any Secured Creditor may be the purchaser at any such sale.  Each Grantor hereby waives all of its rights of redemption from any such sale.  The Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Administrative Agent may further postpone such sale by announcement made at such time and place.  The Administrative Agent has no obligation to prepare the Collateral for sale.  The Administrative Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Grantor acknowledge and agree that the absence of such warranties shall not render the disposition commercially unreasonable.

(c)    Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by Applicable Law, the Administrative Agent shall have the right to exercise any and all rights with respect to the Pledged Account, including the right to direct the disposition of the funds in the Pledged Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder.

(d)    The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, consisting of similar type assets, it being understood, however, that the Administrative Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative

Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value.  This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of any Grantor in any way related to the Collateral, and the Administrative Agent shall have no duty or obligation to discharge any such duty or obligation.  Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment; provided, that in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.

(e)    Failure by the Administrative Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Grantors and the Administrative Agent or provided by Applicable Law, or delay by the Administrative Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated.  The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have.  For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until waived in writing by the Administrative Agent.

    Section 11.    Application of Proceeds.  The proceeds and avails of the Collateral at any time received by the Administrative Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Administrative Agent in cash or its equivalent, be applied by the Administrative Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement.  The Borrower shall remain liable to the Secured Creditors for any deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, for itself or as agent for the applicable Grantor, or to whomsoever the Administrative Agent reasonably determines is lawfully entitled thereto.

    Section 12.    Continuing Agreement.  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Facility Termination Date.  Upon such termination of this Agreement, the Administrative Agent shall, upon the request and at the expense of the Borrower or the applicable Grantor, forthwith release its Liens and security interests hereunder.

    Section 13.    The Administrative Agent. In acting under or by virtue of this Agreement, the Administrative Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including Section 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Administrative Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

    Section 14.    Miscellaneous.

(a)    This Agreement cannot be changed or terminated orally.  This Agreement shall create a continuing Lien on and security interest in the Collateral and shall be binding upon Borrower and each Grantor, their respective successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; provided, that no Grantor may assign its rights or delegate its duties hereunder without the Administrative Agent’s prior written consent.  Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b)    Except as otherwise specified herein, all notices and other communications provided for herein shall be given to the applicable party in the manner described in Section 10.8 of the Credit Agreement.

(c)    In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any Applicable Law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such Applicable Law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(d)    The Lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Credit Agreement as well as for the other Secured Obligations secured hereby.  No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle the Borrower or any Grantor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until the Facility Termination Date.  Each of the Borrower and each Grantor acknowledges and agrees that the Lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the Lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor.  Subject to the terms and conditions of this Agreement, including with respect to each Grantor’s rights and ability to take certain actions with respect to the Collateral, the Lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing.  The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to any Grantor in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the Lien and security interest created and provided for.  In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under Applicable Law, there shall be no obligation on the part of any Secured Creditor at any time to first resort for payment to the Borrower or the applicable Grantor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, Liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against Borrower or each Grantor or its Collateral, in each case irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e)    This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  Each of Borrower and the Grantors acknowledge that this Agreement is and shall be effective upon its execution and delivery by such Persons to the Administrative Agent, and it shall not be necessary for the Administrative Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(f)    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(g)    This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

(h)    Each of Borrower and each Grantor irrevocably and unconditionally submits, for itself and its property, to the non‑exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(i)    Each of Borrower and each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 14(h).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(j)    Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section 14(j).

(k)    This Agreement constitutes an amendment and restatement of that certain Amended and Restated Security Agreement, dated as of December 16, 2016, by and among the Borrower, the Grantors party thereto and the Administrative Agent, as amended (the “Existing Security Agreement”), effective from and after the date hereof.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness, any security interest (or priority thereof) or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement or Existing Security Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement

[Signature Pages to Follow]

In Witness Whereof, each of the parties hereto has caused this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

BLUEGREEN VACATIONS CORPORATION

By:	/s/ Paul Humphrey
Name:	Paul Humphrey
Title:	Senior Vice President, Finance, Capital Markets and Mortgage Operations

GRANTORS:

BLUEGREEN VACATIONS UNLIMITED, INC.
BLUEGREEN RESORTS MANAGEMENT, INC.
BLUEGREEN LOUISIANA, LLC
BLUEGREEN NEVADA, LLC
BLUEGREEN NEW JERSEY, LLC

By:	/s/ Paul Humphrey
Name:	Paul Humphrey
Title:	Vice President

TFRI 2013-1 LLC

By:	/s/ Paul Humphrey
Name:	Paul Humphrey
Title:	President

[Signature Page to Second Amended and Restated Security Agreement]

Accepted and agreed to as of the date first above written.

FIFTH THIRD BANK,
as Administrative Agent

By:	/s/ Trey Fogg
Name:	Trey Fogg
Title:	Vice President

[Signature Page to Second Amended and Restated Security Agreement]